Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2024, with respect to the consolidated financial statements of Smurfit Kappa Group plc and subsidiaries incorporated herein by reference.

/s/ KPMG

Dublin, Ireland

16 July 2024